                    [Letterhead of Deloitte Touche Tohmatsu]

Date: 27 March, 2000
Our ref: 560401

Arthur Andersen & Co.
1345 Avenue of the Americas
New York, NY 10105

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As the independent public accountants of AM-HAL LTD, we hereby consent to the incorporation of our report, included in Form 10K, into the Company's previously filed Registration Statement (Files No. 33-51023, and No. 55137).


/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
Certified Public Accountants